SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2011

TRAILER BRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22837	13-3617986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10405 New Berlin Road East Jacksonville, Florida		32226
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904) 751-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2011, Trailer Bridge, Inc. (the “Company”) amended its revolving credit facility with Wells Fargo Bank, National Association (“Wells Fargo”) by entering into Amendment No. 9 to Loan and Security Agreement (the “Revolving Loan Amendment”), which amends certain provisions of the Loan and Security Agreement, dated as of April 23, 2004 (as amended or modified from time to time, the “Revolving Loan Agreement”), among the Company and Wells Fargo. The Revolving Loan Amendment, among other things, provides that (i) the Fixed Charge Coverage Ratio shall not be tested for the four consecutive fiscal quarter period ending June 30, 2011, and (ii) the financial covenant limiting the amount of capital expenditures shall not be tested prior to September 30, 2011. In exchange for Wells Fargo’s entry into the Revolving Loan Amendment, the Company agreed (i) to increase the interest rate for borrowings from the prime rate to a rate equal to two percent (2%) in excess of the prime rate; (ii) to modify the Minimum Excess Availability financial covenant from $500,000 to $1,500,000 for periods occurring on and after November 3, 2011 (the Minimum Excess Availability financial covenant will increase in increments according to a fixed schedule until it reaches $1,500,000); (iii) that failure of the Company to refinance its Senior Secured Notes by October 15, 2011 shall be an event of default; and (iv) to pay an amendment fee in the amount of $50,000. The revolving credit facility with Wells Fargo provides for a maximum availability of $10 million and as of June 30, 2011, approximately $5.0 million was drawn on this credit facility.

In connection with the Revolving Loan Agreement Amendment, on July 14, 2011, the Company amended its outstanding term loan with Wells Fargo by entering into Amendment No. 2 to Term Loan and Security Agreement (the “Term Loan Amendment”), which amended certain provisions of the Term Loan and Security Agreement, dated June 14, 2007 (as amended or modified from time to time, the “Term Loan Agreement”), among the Company and Wells Fargo. The Term Loan Amendment prevents additional borrowings under the Term Loan Agreement and increases the interest rate for outstanding borrowings from the prime rate to a rate equal to two percent (2%) in excess of the prime rate. As of June 30, 2011, approximately $5.0 million was drawn on the term loan.

Full copies of the Loan Amendment and Term Loan Amendment are attached hereto as Exhibits 10.1 and 10.2 to this Form 8-K are incorporated herein by reference.

Item 9.01(d). Financial Statements and Exhibits.

10.1	Amendment No. 9 to Loan and Security Agreement dated as of June 29, 2011, by and among the Company and Wells Fargo Bank, National Association

10.2	Amendment No. 2 to Term Loan and Security Agreement dated as of June 29, 2011, by and among the Company and Wells Fargo Bank, National Association

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILER BRIDGE, INC.

Date: July 18, 2011	By:	/s/ William G. Gotimer, Jr.
William G. Gotimer, Jr.
Executive Vice President and General Counsel

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